EXHIBIT 1
Directors and Executive Officers of the Filing Parties
Set forth below is the name and present principal occupation or employment of each director and executive officer of MLINC and MetLife. MLINC is a holding company and MetLife is an insurance company. The principal business address of MLINC and MetLife is 200 Park Avenue, New York, NY 10166-0188. Unless otherwise noted, the business address of each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.
Directors

Name and Business Address	Principal Occupation or Employment
Sylvia Mathews Burwell	President of the Global Development
The Bill and Melinda Gates Foundation	Program at the Bill and Melinda Gates Foundation
1551 Eastlake Avenue East
Seattle, Washington 98102

Eduardo Castro-Wright	President and Chief Executive
Wal-Mart Stores, Inc.	Officer of Wal-Mart Stores, USA
702 Southwest 8th St.
Bentonville, AK 72716

Burton A. Dole, Jr.	Retired Chairman of Dole/Neal LLC (privately-held energy management firm), and retired Partner and Chief Executive Officer of MedSouth Therapy Associates, LLC (rehabilitative health care)

Cheryl W. Grise	Retired Executive Vice President of Northeast Utilities (public utility holding company)

C. Robert Henrikson	Chairman, President and Chief Executive Officer, MLINC and MetLife

R. Glenn Hubbard	Dean of the Graduate School of Business at Columbia University
Dean’s Office	(business school)
Columbia Business School
Uris Hall
3022 Broadway
New York, New York 10027

John M. Keane	Co-Founder and Senior Managing
2020 K Street N.W.	Director of Keane Advisors, LLC
Suite 300	(private equity investment firm)
Washington, DC 20006

Name and Business Address	Principal Occupation or Employment
James M. Kilts	Partner, Centerview Partners Management, LLC (financial advisory firm)
Centerview Partners Management, LLC
16 School St.
Rye, NY 10580

Hugh B. Price	Senior Fellow, Brookings Institution
Brookings Institution
1775 Massachusetts Avenue, NW
Washington, D.C. 20036

David Satcher	Director of the Satcher Health
Morehouse School of Medicine	Leadership Institute and the Center
720 Westview Drive SW	of Excellence on Health Disparities
Atlanta, Georgia 30310-1495	at the Morehouse School of Medicine

Kenton J. Sicchitano	Retired Global Managing Partner of PricewaterhouseCoopers, LLP (assurance, tax and advisory services)

William C. Steere, Jr. Pfizer Inc. 235 East 42nd Street, 22nd Floor New York, New York 10017	Director and Retired Chairman of the Board and Chief Executive Officer of Pfizer Inc.

Lulu C. Wang	Chief Executive Officer of Tupelo Capital Management, LLC
Tupelo Capital Management LLC
12 E. 49th St.
New York, NY 10017

Executive Officers (who are not directors)

Name	Principal Occupation or Employment
Ruth A. Fattori	Executive Vice President and Chief Administrative Officer, MLINC and MetLife

Steven A. Kandarian	Executive Vice President and Chief Investment Officer, MLINC and MetLife

James L. Lipscomb	Executive Vice President and General Counsel, MLINC and MetLife

Maria R. Morris	Executive Vice President, Technology and Operations, MLINC and MetLife

William J. Mullaney	President, Institutional Business, MLINC and MetLife

William J. Toppeta	President, International, MLINC and MetLife

Lisa M. Weber	President, Individual Business, MLINC and MetLife

William J. Wheeler	Executive Vice President and Chief Financial Officer, MLINC and MetLife
GenAm Financial is a holding company. The principal business address of GenAm Financial is One MetLife Plaza, 27-01 Queens Plaza North, Long Island City, New York 11101. GenAm Financial is a limited liability company with MetLife serving as its Manager. The directors and executive officers of MetLife are listed above.

Set forth below is the name and present principal occupation or employment of each director and executive officer of GenAm Life. GenAm Life is an insurance company. The principal business address of GenAm Life is 13045 Tesson Ferry Road, St. Louis, Missouri 63128. Unless otherwise noted, the business address for each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.

Name and Business Address	Principal Occupation or Employment
Michael K. Farrell	Executive Vice President, MetLife; Director,
10 Park Avenue	GenAm Life
Morristown, New Jersey 07962

Ruth A. Fattori	Executive Vice President and Chief Administrative Officer, MLINC and MetLife; Director, GenAm Life

James L. Lipscomb	Executive Vice President and General Counsel, MLINC and MetLife; Director, GenAm Life

William J. Mullaney	President, Institutional Business, MLINC and MetLife; Director, GenAm Life

Joseph J. Prochaska, Jr.	Executive Vice President and Chief Accounting Officer, MLINC, MetLife and GenAm Life

Eric T. Steigerwalt	Senior Vice President and Treasurer, MLINC, MetLife and GenAm Life; Director, GenAm Life

Stanley J. Talbi	Executive Vice President, MetLife; Director, GenAm Life

Michael J. Vietri	Executive Vice President, MetLife; Director, GenAm Life

Lisa M. Weber	President, Individual Business, MLINC and MetLife; Chairman of the Board, President, Chief Executive Officer and Director, GenAm Life

William J. Wheeler	Executive Vice President and Chief Financial Officer, MLINC and MetLife; Director, GenAm Life

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